Exhibit 10.3

AMENDMENT

This Amendment is dated effective as of the 16th day of May, 2013 by and between N-Viro International Corporation, a Delaware corporation (the “Company”), and James K. McHugh (“Employee”).

WHEREAS, the parties hereto are signatories to that certain Employment Agreement dated March 17, 2010 providing for Employee to serve as Secretary and Chief Financial Officer of the Company for a five (5) year term ending on February 25, 2015.

WHEREAS, the parties have agreed to modify the compensation terms set forth in the Employment Agreement as set forth herein.

NOW, THEREORE, in consideration of the premises, the mutual promises, covenants and conditions herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.

The parties agree that Employee’s option grants under Section 5.03 of his Employment Agreement under the 2004 Stock Option Plan that called for additional receipt of vested options in 2013 and 2014 are waived, totaling 40,000 options.

2.

The Company and Employee agree to amend Section 5.03 of the Employment Agreement providing for new annual grants under the 2004 Stock Option Plan on the effective date of this Amendment and on May 12, 2014, as follows:

a.

2013: 20,000

b.

2014: 20,000

3.

The Company and Employee agree to further amend Section 5.03 of the Employment Agreement to provide sequential annual grants under the 2010 Stock Option Plan on the effective date of this Amendment and the anniversary of the effective date as follows:

a.

2013: 25,000

b.

2014: 25,000

4.

All other terms and conditions of the Employment Agreement remain unchanged.  The parties agree to the above changes and waive any claims relating to the adoption of this Amendment and the alteration of the Employment Agreement.

IN WITNESS WHEREOF, this Amendment has been duly executed by the Company and Employee as of the date first above written.

N-VIRO INTERNATIONAL CORPORATION

By:  /s/  James H. Hartung

Its: Chairman of the Board

   /s/  James K. McHugh

James K. McHugh